UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2014

ASTA FUNDING, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35637	22-3388607
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Sylvan Avenue, Englewood Cliffs, New Jersey	07632
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 201-567-5648

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 27, 2014, CBC Settlement Funding, LLC, (“CBC Settlement Funding”) an 80% owned subsidiary of Asta Funding, Inc. (the “Company,” “we” or “us”) entered into the Sixth Amendment and Modification to Loan Agreement (the “Sixth Amendment”) between CBC Settlement Funding, LLC., a Delaware limited liability company and Firstrust Bank (“Firstrust Bank”)

The Sixth Amendment amends certain provisions of the Loan Agreement and related documents. Pursuant to Sixth Amendment the facility was increased from $12.5 million to $15 million; the interest rate floor was reduced from 5.5% to 4.75%; future payment eligibility was increased; additional asset classes become eligible as collateral; the commitment was extended from December 31, 2014 to February 28, 2015; changes in Carrier Concentration ratios; and removal of personal guarantees of general managers William Skyrm and James Goodman.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

Sixth Amendment to be provided by amendment to Form 8-K

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ASTA FUNDING, INC.

Date: April 2, 2014

By:	/s/ Robert J. Michel
Robert J. Michel
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Sixth Amendment to be provided by amendment to Form 8-K